Exhibit 3.2


                                               Reflecting All Amendments Adopted
                                                               Through June 2001















                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           WESTELL TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                                   BY-LAWS OF
                           WESTELL TECHNOLOGIES, INC.


                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Time of Annual Meeting. Annual meetings of stockholders shall be held on the second Wednesday in August if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors to succeed those whose terms then expire and transact such other business as may properly be brought before the meeting. No stockholder shall have cumulative voting rights.

                  Section 3. Notice of Annual Meetings. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

                  Section 4. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of



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

each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors then in office, or at the request in writing of stockholders owning shares having at least a majority of the voting power represented by all of the issued and outstanding capital stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. Notice of Special Meetings. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 7. Business to be Transacted. Business transacted at any meeting of stockholders shall be limited to the purposes stated in the notice. Any stockholder desiring to nominate an individual to serve as a director of the corporation or desiring to take up any matter at a meeting shall make such nomination or state such business in writing and file such notice with the secretary at least sixty days prior to the meeting date. This provision shall be in addition to any requirement under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934.

                  Section 8. Quorum and Adjournments. The holders of a majority of the voting power represented by the issued and outstanding Class A Common Stock and the Class B Common Stock, taken together as a single class, and entitled to vote thereat, present in person and represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation; provided, however, that with respect to any matter on which any class of stock is entitled to vote separately as a class, the holders of a majority of the voting power represented by the issued and outstanding shares of such class, present in person and represented by proxy, shall constitute a quorum for purposes of such matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record




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

date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of a statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Every reference in these bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                  Section 10. Voting Rights. Except to the extent required by statute or the certificate of incorporation, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, each holder of Class A Common Stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Class A Common Stock held by such stockholder, and each holder of Class B Common Stock shall at every meeting of the stockholders be entitled to four votes in person or by proxy for each share of Class B Common Stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                  Section 11. Action by Stockholders. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent thereto in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the stockholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Number and Term of Office. The number of directors which shall constitute the whole board shall be not less than six nor more than ten and shall be established from time to time by resolution of the board. No reduction in number of directors shall affect the term of any directors then in office. Except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors



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then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                  Section 3. General Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 5. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

                  Section 6. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any two or more directors.

                  Section 7. Quorum and Action. At all meetings of the board of directors, a minimum of a majority of the full number of directors in office shall constitute a quorum for the transaction of business and the act of at least 70% of the directors present at any meeting duly held at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 8. Resignations. Any director of the corporation may resign at any time by giving written notice to the board of directors, the chairman of the board, the president, or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless tendered to become effective only upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 9. Removal. At any meeting of the stockholders any director or directors may be removed from office, without assignment of any reason therefor, by a majority of the voting power entitled to vote in elections of directors.


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

                  Section 10. Informal Action. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The Board of Directors or any committee designated by the Board may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.

                  Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.




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




                             COMMITTEES OF DIRECTORS

                  Section 12. Appointment and Powers. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, including an Executive Committee, a Compensation Committee and an Audit Committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of a committee, to act at the meeting in the place of any such absent or disqualified member. Three (3) members of a committee must be present to constitute a quorum for any committee meeting and the unanimous vote of all committee members present shall be required to approve any matter presented to a committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                            COMPENSATION OF DIRECTORS

                  Section 13. Compensation. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

                  Section 1. Manner of Notice. Whenever, under the provisions of a statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the


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

records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                  Section 2. Waiver. Whenever any notice is required to be given under the provisions of a statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. Number and Qualifications. The officers of the corporation shall be chosen by the board of directors and shall be a CEO, a chairman of the board, a vice-president, a secretary and a treasurer. The board of directors may also choose a vice-chairman of the board, a president, additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                  Section 2. Election. The board of directors, at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, one or more vice-presidents, a secretary, and a treasurer.

                  Section 3. Other Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a duly authorized committee of the board.

                  Section 5. Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                  Section 6. CEO. The CEO shall be the chief executive officer of the corporation. The CEO shall have executive authority to see that all orders and resolutions of the board of directors are carried into effect and, subject to the control vested in the board of directors by statute, by the certificate of incorporation or by these by-laws, shall administer and be responsible for the overall management of the business and affairs of the corporation. The CEO



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

shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation

                  Section 7. The Chairman. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors, and in general shall perform all duties incident to the office of the chairman of the board and such other duties as from time to time may be assigned to the chairman of the board by the board of directors.

                  Section 8. The Vice-Chairman of the Board. The vice-chairman of the board, if one is elected, shall perform such duties and have such powers as the board of directors may from time to time prescribe.

                  Section 9. The President. The president, if one is elected, shall have such duties and have such powers as the board of directors may from time to time prescribe. In the absence of the CEO, or in the event of the absence or inability or refusal to act of the CEO, then the president shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO.

                  Section 10. The Vice-Presidents. In the absence of the CEO and the President, or in the event of the absence or inability or refusal to act of the CEO and the President, then the vice-president (or in the event that there be more than one vice-president, then any executive vice-president and then the other vice-president or vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO. The vice-presidents shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

                  Section 11. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 12. The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be



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

no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

                  Section 13. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in the sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

                                   ARTICLE VI

               CERTIFICATES OF STOCK, TRANSFERS, AND RECORD DATES

                  Section 1. Form of Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the board of directors, or the chairman of the board or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the



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

certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 2. Facsimile Signatures. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sums it may direct to indemnify against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect or any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.



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

                  Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors, in their absolute discretion, think proper, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the corporation, unless otherwise provided by resolution of the board of directors, shall begin on the first day of April in each year and end on the last day of March in each year.

                  Section 4. Seal. The corporate seal shall be inscribed thereon with the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 5. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the chairman of the board, president or vice-president, or by any proxy appointed in writing by the chairman of the board, president or a vice-president of the corporation, or by any other person or persons thereunto authorized by the board of directors. Shares represented by certificates standing in the name of the corporation may be endorsed for sale or transfer in the name of the corporation by the chairman of the board, president or any vice-president or by any other officer or officers thereunto authorized by the board of directors. Shares belonging to the corporation need not stand in the name of the corporation, but may be



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held for the benefit of the corporation in the individual name of the treasurer or of any other nominee designated for that purpose by the board of directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 1. Indemnification. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) of Article EIGHTH of the corporation's certificate of incorporation with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its board of directors, grant rights to indemnification, and to the advancement of expenses, to employees and agents of the corporation to the fullest extent and with the same scope and effect as the foregoing indemnification of, and advancement of expenses to, directors and officers.

                  (b) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (c) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  (d) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE IX

                        STOCKHOLDER PROTECTION PROVISIONS

                  Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Company shall not:

                  (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant, or reduce the exercise price of any stock option granted under any existing or future stock option plan;

                  (ii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of Common Stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

                  (iii) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of Common Stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of Common Stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

          This Article IX may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders. Notwithstanding anything contained herein to the contrary, the provisions in this Article IX shall not apply to any rights offering and related overallotment subscription offering that is offered to all of the stockholders of the Company on a pro rata basis.

                                    ARTICLE X

                                   AMENDMENTS

                  These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or, except with respect to Article IX, by the board of directors at any regular meeting of the board of directors or of the stockholders or at any special meeting of the board of directors or of the stockholders, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting of the stockholders.